Exhibit 21

VALIDUS HOLDINGS, LTD. SUBSIDIARIES	%	JURISDICTION

Validus Holdings, Ltd.		Bermuda

Validus Reinsurance, Ltd.		Bermuda

Validus Amalgamation Subsidiary Ltd.		Bermuda

IPCRe Limited		Bermuda

IPCRe Europe Limited		Ireland

IPC Underwriting Services Ltd.		Bermuda

Validus Re Chile S.A.	99%	Chile

Underwriting Risk Services S.A.	99%	Chile

Validus Research Inc.		Ontario

Validus Specialty, Inc.		Delaware

Validus Reaseguros, Inc.		Florida

Validus Services, Inc.		Delaware

Underwriting Risk Services, Inc.		Delaware

Validus America, Inc.		Delaware

Validus Ventures Ltd.		Bermuda

Validus Managers Ltd.		Bermuda

AlphaCat High Return Fund Ltd.		Bermuda

AlphaCat Fund Ltd.		Bermuda

AlphaCat Reinsurance Ltd.		Bermuda

AlphaCat Master Fund Ltd.		Bermuda

Talbot Holdings Ltd.		Bermuda

Talbot 2002 Underwriting Capital Ltd.		UK

Talbot Insurance (Bermuda) Ltd.		Bermuda

Talbot Underwriting Holdings Ltd.		UK

Talbot Underwriting Ltd.		UK

Talbot Risk Services Pte Ltd.		Singapore

Underwriting Risk Services (Middle East) Ltd.	50%	Dubai

Talbot Underwriting Services Ltd.		UK

Underwriting Risk Services Ltd.		UK

Underwriting Risk Services Italia SRL		Italy

F-63